UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, CA	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of AeroVironment, Inc. (the “Company”) was held on October 2, 2015, at 9:00 a.m., Pacific Time, at the Company’s offices at 994 Innovators Way, Simi Valley, CA 93065. A brief description of matters voted upon at the meeting and the final voting results are set forth below:

Proposal 1 — Election of Directors

The Company’s stockholders elected the two persons nominated by the Board of Directors as Class III directors for a three-year term as follows:

	Number of Shares
Name of Director	For	Withheld	Broker Non-Votes
Timothy E. Conver	15,428,427	797,543	4,546,185
Arnold L. Fishman	15,579,858	646,112	4,546,185

Each of the above directors shall serve for a term of three years and until their successors have been duly elected and qualified.

Proposal 2 — Ratification of Company’s Independent Auditors

The Audit Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2016. The Company’s stockholders ratified the selection of Ernst & Young LLP as follows:

Number of Shares
For	Against	Abstain
20,675,237	64,316	31,495

Proposal 3 — Proposal to Amend the Company’s Amended and Restated Certificate of Incorporation to provide for annual election of all directors

The stockholders did not approve the proposal to amend the Company’s Amended and Restated Certificate of Incorporation, which required the approval of 66 2/3 percent of the outstanding shares. Stockholders holding only 64.2% of the outstanding shares on the record date voted to approve the amendment. The following is a breakdown of the voting results for Proposal 3:

Number of Shares
For	Against	Abstain	Broker Non-Votes
15,104,159	1,076,030	44,674	4,546,185

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 7, 2015	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President, General Counsel and Corporate Secretary